Exhibit 99.4

CHIPPAC, INC. PROXY

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 4, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Dennis P. McKenna and Michael G. Potter, and each or any of them, proxies of the undersigned (“Proxy Representatives”), with full power of substitution, to vote all of the shares of ChipPAC, Inc., a Delaware corporation (“ChipPAC”) that the undersigned may be entitled to vote at the Special Meeting to be held at 47400 Kato Road, Fremont, California 94538 at 9:00 a.m. (Pacific Time) on August 4, 2004 or at any adjournments or postponements thereof, as shown on the voting side of this card.

(Continued and to be marked, dated and signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF CHIPPAC, INC.

August 4, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE            ☒

This proxy will be voted as specified. If a choice is not specified, this proxy will be voted “FOR” the proposal.

1.	Approval and adoption of the Agreement and Plan of Merger and Reorganization, dated as of February 10, 2004 (the “Merger Agreement”), among ST Assembly Test Services Ltd, ChipPAC, and Camelot Merger, Inc., a newly formed, wholly owned subsidiary of ST Assembly Test Services Ltd, and approval of the proposed merger of Camelot Merger, Inc. with and into ChipPAC, as contemplated by the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the Proxy Representatives are authorized to vote upon such other business as may properly be brought before the Special Meeting or any adjournments or postponements thereof, including without limitation, any proposal to adjourn or postpone the Special Meeting to a later date, including to solicit additional proxies if there are not sufficient votes in favor of approval and adoption of the Merger Agreement.

The stockholder hereby revokes all proxies/instructions heretofore given by the stockholder to vote at said meeting or any adjournments thereof.

This Proxy should be dated and signed by the stockholder exactly as the stockholder’s name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear in this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.